STATEMENT OF INCORPORATION WITH RESPECT TO
                              AS NARVA ELEKTRIVORK



     1. AS Narva Elektrivork - hereinafter referred to as: the "Company" - is a private company with limited liability, organised under the laws of the Estonia, having its registered office at Narva, the Republic of Estonia, and having its offices at Kerese 11, Narva, the Republic of Estonia, and being registered in the Commercial Register under number 10266399; the Company has been registered at the Commercial Register on September 4,1997;

          according  to  the  registration  of  the  aforementioned   Commercial
          Register, the articles of association of the Company have most recently been amended by shareholders resolution, on November 9, 1998. The articles of association have not been amended since;

     2. according to article 1.3 of the English translation of the recent articles of association of the Company, the objects of the Company are:

     3. The objects of the company are the provision of electrical energy to consumers in its service area; the purchase, distribution and sale of electrical energy; the projection, construction, exploitation, control and maintain of the electrical equipment; activities of transportation, services, commerce, computer technology, communication, mediation and activities of foreign economy in order to achieve the primary goals; education and development; the supervision of the usage of electrical energy; the repair of measuring equipment; in accordance with the contracts, the provision of services through exploitation and repair works of the main network.

          In addition the Company shall be entitled to perform transactions that
          are   directly  or   indirectly   necessary   for   operation  in  the
          Company's fields of operation.

     4.   according  to  the  registration  of  the  Commercial  Register,   the
          following natural person is the member of the board of directors of the Company: Rein Annik, place of residence: Narva, Republic of Estonia, date of birth 19.06.1935, of Estonian nationality.


Correct as at 1 January, 1999

         Peeter Lepik
         Attorney at law
         Law Office of Lepik & Luhaaar